UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022
Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	98-1515020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe,	AZ	85281
(Address of principal executive offices)		(Zip Code)
(415) 896-6737
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.
Opendoor Technologies Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders on May 25, 2022 (the “Meeting”). A total of 497,885,575 shares of the Company's common stock were present online or represented by proxy at the meeting, representing approximately 79.86% percent of the Company’s outstanding common stock as of the March 29, 2022 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2022.
1.    Election of Adam Bain, Pueo Keffer and John Rice as Class II Directors, each for a three-year term ending at the 2025 Annual Meeting of Stockholders:

Nominees	For	Withhold	Broker Non-Votes
Adam Bain	329,096,552	39,465,463	129,323,560
Pueo Keffer	340,791,576	27,770,439	129,323,560
John Rice	327,040,956	41,521,059	129,323,560
2.    Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
497,179,859	599,884	105,832	0
3.    The approval, on an advisory (non-binding) basis, of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
229,845,572	138,425,358	291,085	129,323,560
Based on the foregoing, Adam Bain, Pueo Keffer and John Rice were elected as Class II Directors and Items 2 and 3 were approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: May 27, 2022	By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Financial Officer
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